Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jay D. Debertin and Timothy Skidmore, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign a Form 10-K under the Securities Act of 1933, as amended, of CHS Inc. and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Jay D. Debertin	Chief Executive Officer	9/7/2017
Jay D. Debertin	(principal executive officer)

/s/ Timothy Skidmore	Executive Vice President & Chief Financial Officer	9/7/2017
Timothy Skidmore	(principal financial officer)

/s/ Daniel Schurr	Chairman of the Board	9/7/2017
Daniel Schurr

/s/ Donald H. Anthony	Director	9/7/2017
Donald Anthony

/s/ Clinton J. Blew	Director	9/7/2017
Clinton J. Blew

/s/ Dennis Carlson	Director	9/7/2017
Dennis Carlson

/s/ Curt Eischens	Director	9/7/2017
Curt Eischens

/s/ Jon Erickson	Director	9/7/2017
Jon Erickson

/s/ Mark Farrell	Director	9/7/2017
Mark Farrell

/s/ Steven Fritel	Director	9/7/2017
Steve Fritel

/s/ Alan Holm	Director	9/7/2017
Alan Holm

Name	Title	Date

/s/ David Johnsrud	Director	9/7/2017
David Johnsrud

/s/ David R. Kayser	Director	9/7/2017
David R. Kayser

/s/ Randy Knecht	Director	9/7/2017
Randy Knecht

/s/ Greg Kruger	Director	9/7/2017
Greg Kruger

/s/ Edward Malesich	Director	9/7/2017
Edward Malesich

/s/ Perry Meyer	Director	9/7/2017
Perry Meyer

/s/ Steve Riegel	Director	9/7/2017
Steve Riegel